Exhibit 23.1

Silberstein Ungar, PLLC CPAs and Business Advisors
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                                                            Phone (248) 203-0080
                                                              Fax (248) 281-0940
                                                30600 Telegraph Road, Suite 2175
                                                    Bingham Farms, MI 48025-4586
                                                                  www.sucpas.com

March 9, 2010

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Netventory Solutions, Inc.
Reno, Nevada

To Whom It May Concern:

Silberstein Ungar, PLLC (formerly known as Maddox Ungar Silberstein, PLLC) hereby consents to the use in the post Effective Amendment No. 1 to Form S-1, Registration Statement under the Securities Act of 1933, filed by Netventory Solutions, Inc. of our report dated November 11, 2009, relating to the financial statements of Netventory Solutions, Inc., a Nevada Corporation, as of and for the periods ending July 31, 2009 and 2008 and for the period from February 8, 2008 (inception) to July 31, 2009, and the reference to us under the caption "Experts".

Sincerely,


/s/ Silberstein Ungar, PLLC
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Silberstein Ungar, PLLC